UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 17, 2008

CANYON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

14142 Denver West Parkway, Suite 250
Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

(303) 278-8464
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On March 17, 2008, Canyon Resources Corporation, a Delaware corporation ("Canyon"), and Computershare Trust Company, N.A., as rights agent (the "Rights Agent") executed Amendment No. 1 ("Amendment No. 1") to the Rights Agreement (the "Rights Agreement"), dated as of March 23, 2007, between Canyon and the Rights Agent. Canyon and the Rights Agent entered into Amendment No. 1 in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated as of November 16, 2007 between Canyon, Atna Resources Ltd., a corporation incorporated under the laws of the Province of British Columbia ("Atna") and Arizona Acquisition Ltd., a Delaware corporation and wholly-owned subsidiary of Atna ("MergerSub"), pursuant to which MergerSub will merge with and into Canyon (the "Merger").

Amendment No. 1 provides that the Rights Agreement will terminate and the Rights (as defined in the Rights Agreement) will expire immediately prior to the effective time of the Merger.

The Rights Agreement is filed as Exhibit 4.1 to Canyon’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 23, 2007 and is incorporated herein by reference. Amendment No. 1 is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Rights Agreement and Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

4.1	Amendment No. 1 dated as of March 17, 2008 to that certain Rights Agreement dated as of March 23, 2007, between Canyon Resources Corporation and Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANYON RESOURCES CORPORATION

Date: March 17, 2008	By:	/s/ David P. Suleski
David P. Suleski
Vice President and Chief Financial Officer

Exhibit Index

4.1	Amendment No. 1 dated as of March 17, 2008 to that certain Rights Agreement dated as of March 23, 2007, between Canyon Resources Corporation and Computershare Trust Company, N.A.